SECOND AMENDMENT AND JOINDER TO LOAN AND SECURITY AGREEMENT


     This  Second  Amendment  and  Joinder  to  Loan  and  Security

Agreement (the "Second Amendment") made and entered into as of this

31st  day  of  August, 2000, by and between Perma-Fix Environmental

Services, Inc. ("Perma-Fix"), a Florida corporation, and its direct and  indirect  subsidiaries named on the  signature  pages  hereof,

jointly   and   severally  (the  "Borrowers";  all  references   to

"Borrowers"  shall  mean each Borrower and all  of  the  Borrowers,

individually and collectively, jointly and severally), and CONGRESS

FINANCIAL CORPORATION (FLORIDA), a Florida corporation ("Lender").

                           WITNESSETH:

     WHEREAS,  Lender and certain of the Borrowers entered  into  a

Loan  and  Security  Agreement dated as of  January  15,  1998,  as amended by a letter agreement dated September 22, 1999, and by that certain Amendment and Joinder to Loan and Security Agreement  dated as  of  May  27, 1999 to which all Borrowers (other than  DSSI  (as defined below)) are parties thereto (the "Original Loan Agreement";

the  Original Loan Agreement, as the same may hereafter be amended,

including by this Second Amendment, is hereinafter referred  to  as the "Loan Agreement"; all capitalized terms used but not defined in this Amendment shall have the respective meanings set forth in  the

Original Loan Agreement);

     WHEREAS, Perma-Fix is, inter alia, acquiring all of the issued and outstanding shares of stock of Diversified Scientific Services,

Inc., a Tennessee corporation ("DSSI");

     WHEREAS,  in  connection with the foregoing transactions,  the

Borrowers  have requested that Lender consent to such  transactions and  related  transactions, as more fully set forth in this  Second

Amendment,  and  agree  to extend credit to  DSSI  under  the  Loan

Agreement; and

     WHEREAS,  in  connection with the foregoing,  the  Lender  has

required  certain  terms  and  conditions  of  the  Original   Loan

Agreement  to  be amended and the joinder to the Loan Agreement  of

DSSI, as more fully set forth hereinbelow.

     NOW,  THEREFORE,  in consideration of the  premises,  and  for other  good and valuable consideration, the receipt and sufficiency whereof  is hereby acknowledged, the parties hereto agree that  the foregoing  recitals  are true and correct and incorporated  herein,

and as follows:

  I. Amendments  to  Loan Agreement.  As used in this  Amendment,

all references to sections and headings contained in Section I of this Second Amendment are to those contained in the Original Loan

Agreement.   The  Original  Loan  Agreement  is  hereby  amended,

modified and supplemented as follows:

     1. Section 1.  "Definitions" is hereby amended by:

        (a) adding the following definitions:

          "Intercreditor Agreement" shall mean that  certain
     Intercreditor Agreement dated of even date with the Second Amendment, by and between New Seller and Lender.

          "New Seller" shall mean Waste Management Holdings,
     Inc., a Delaware corporation and its successor and assigns.

          "New Transaction Documents" shall mean, collectively, that certain Stock Purchase Agreement (the "Stock Purchase Agreement"), dated May 16, 2000, by and among Perma-Fix and New Seller, as amended by that certain First Amendment to Stock Purchase Agreement, dated August 31, 2000, the Seller Notes, the RBB Note, all other agreements of transfer as are referred to therein and all side letters with respect thereto, and all agreements and warrants for the issuance of Perma-Fix common stock entered into on or before the date of the Second Amendment in connection with the RBB Note and all documents, instruments, and agreements executed or delivered in connection therewith, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated, or replaced.

          "Purchased Stock" shall mean all of the issued and outstanding shares of DSSI.

                                 2
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          "RBB  Note"  shall  mean  that  certain  unsecured
     Promissory Note in the original principal sum of $3,000,000, issued by Perma-Fix to RBB Bank, dated
     August 29, 2000.

          "Second Amendment" shall mean the Second Amendment and Joinder to Loan and Security Agreement dated as of August ___, 2000, by and between Lender and Borrowers.

          "Seller Collateral" shall have the meaning set forth in the Intercreditor Agreement.

          "Seller Notes" shall mean Seller Note No. 1 and Seller Note No. 2, and all documents, instruments, and agreements relating to either of the foregoing, including, without limitation, that certain Non-Recourse Guaranty of Payment of Promissory Note dated the date of the Seller Notes, made by DSSI in favor of the New Seller.

          "Seller  Note  No.  1"  shall  mean  that  certain
     Promissory Note dated August 31, 2000, in the original principal amount of $3,500,000, made by Perma-Fix in favor of New Seller.

          "Seller  Note  No.  2"  shall  mean  that  certain
     Guaranteed Promissory Note dated August 31, 2000, in the original principal amount of $2,500,000, made by Perma-Fix in favor of the New Seller.

          (b) by amending and restating the following definitions:

                             *  *  *

               1.11     "Existing   Unencumbered   Real
          Property" shall mean all Real Property of any
          Borrower   not  subject  of  the   Mortgages,
          including  the  Real  Property  described  on
          Composite   Exhibit  "C"  to  this  Agreement
          (including the supplements thereto annexed to
          the Amendment and the Second Amendment) owned
          by  Perma-Fix of Memphis, Inc., and Perma-Fix
          of   Ft.   Lauderdale,  Inc.  and   Perma-Fix
          Treatment  Services, Inc. located  in  Tulsa,
          Oklahoma,  respectively,  the  Real  Property
          described  on the supplements to Exhibit  "C"
          annexed  to  the  Amendment  and  the  Second
          Amendment with respect to Real Property owned
          by  Perma-Fix  of  Michigan,  Inc.,  Chemical
          Conservation      Corporation,       Chemical
          Conservation of Georgia, Inc., and DSSI  (but
          excluding the Real Property located at Latham
          Street  in Memphis, Tennessee owned by Perma-
          Fix  of  Memphis,  Inc.; the  "Latham  Street
          Property," the Real Property located in Wayne
          County,   Michigan  owned  by  Perma-Fix   of
          Michigan, Inc., but solely to the extent such
          property   is  encumbered  by  the   Sullivan
          Mortgage, and the Real Property located in Orange County, Florida owned by Chemical

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
          Conservation Corporation, but solely, to the extent such properties are encumbered by the mortgage by Sun Trust securing the Sun Trust
          Debt and the Carrier Debt, as replaced by Sun
          Trust).

                             *  *  *

               1.20   "Maximum Credit" shall  mean,  on
          any date of determination, the amount of $12,000,000.

                             *  *  *

          "Term Note" or "Renewal Note" shall mean the Renewal Term Note (as defined in the Second Amendment), and all subsequent renewals, amendments, extensions, and supplements thereto.

                             *  *  *

      2.(a)    The  preamble  to Section  5,  Grant  of  Security

Interest, is hereby amended and restated as follows:

          To secure payment and performance of all Obligations, each Borrower, including, DSSI, hereby grants and regrants, as appropriate, to Lender a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Lender as security, the following property and interests in property of such Borrower, whether now owned or hereafter acquired or existing, and wherever located (collectively, the "Collateral"):

                             *  *  *

          (b)     The  Borrowers  agree  that  Section   5.2   is

supplemented by the following:

          ..., including, without limitation, all of Perma-Fix's right, title and interest in, to, and under, the Transaction Documents, and the New Transaction Documents, including, without limitation, all of the benefits of any representations and warranties provided by the Seller or New Seller, as applicable, and any and all of Perma-Fix's rights to indemnification from the Seller or New Seller, as applicable, or any other person contained therein. Borrowers agree that no provision contained in this Agreement shall impose on Lender any of the obligations or liabilities of Perma-Fix under the Transaction Documents or the New Transaction Documents. In addition, Borrowers hereby indemnify Lender and hold it harmless from any and all claims, actions, suits, losses, damages, costs, expenses, fees, obligations and liabilities which may be incurred by or imposed upon Lender by Seller or New Seller, as applicable, or any other third party by virtue of Lender's lien on Perma-Fix's right, title and interest in, to, and under the Transaction Documents or the New Transaction Documents. The foregoing shall survive payment of the Obligations in full and termination of the Agreement. Borrowers further acknowledge and agree that following the occurrence of an Event of Default, Lender shall be entitled, at its option, to enforce any and all Perma-Fix's rights and remedies under the Transaction Documents or the New Transaction Documents and/or under applicable law.

     3. Section  8,  Representations and  Warranties,  is  hereby supplemented by the following:

                             *  *  *

          8.14 Acquisition of Purchased Stock.

                (a)   The New Transaction Documents and  the
     transactions  contemplated thereunder  have  been  duly
     executed, delivered and performed in accordance with their terms by the respective parties thereto in all material respects, including the fulfillment (not merely the waiver, except as may be disclosed to Lender and consented to in writing by Lender), but, in the case of the common stock and warrants issued or to be issued in connection with the RBB Note, subject to certain NASDAQ approvals in connection with the issuance of Perma-Fix common stock of all material conditions precedent set forth therein and giving effect to the terms of the New Transaction Documents and the assignments to be executed and delivered by New Seller thereunder, Perma-Fix acquired and has good and marketable title to the Purchased Stock, free and clear of all claims, liens, pledges and encumbrances of any kind, except as disclosed in writing to Lender.

                (b)  All actions and proceedings required by
     the New Transaction Documents, applicable law or regulation (including, but not limited to, compliance with the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended) have been taken and the transactions required thereunder have been duly and validly taken and consummated.

                (c)  No court of competent jurisdiction  has
     issued any injunction, restraining order or other order which prohibits consummation of the transactions described in the New Transaction Documents and no governmental or other action or proceeding has been threatened or commenced, seeking any injunction, restraining order or other order which seeks to void or otherwise modify the transactions described in the New Transaction Documents.

                (d)  Borrowers have delivered, or caused  to
     be delivered, to Lender true, correct and complete copies of the New Transaction Documents.

               8.15  Capitalization.

                All of the issued and outstanding shares  of
     capital stock of DSSI are directly and beneficially owned and held by Perma-Fix and all of such shares have been duly authorized and are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind, except as disclosed in writing to Lender.

      4.Section  9.8,  Encumbrances  is  hereby  amended  by  the addition of subsection (g) as follows:

            . . . ;  and  (g) the security interests  and
      liens   of  the  New  Seller  in  and  to  the  Seller
      Collateral of DSSI, but only to the extent permitted under the Intercreditor Agreement.

      5. Section 9.9  Indebtedness is hereby supplemented  by  the following:

                             *  *  *

          ; (f) the Seller Notes, the RBB Note, the "RBB Bank Bridge Loan" referred to the letter from Perma-Fix to Lender dated July 25, 2000, and the advances from Perma-Fix to M&EC consented to pursuant to the M&EC Letter (as the foregoing terms are defined in the Second Amendment); provided, that: (i) the principal amount of indebtedness evidenced by the Seller Notes, RBB Note and the aforesaid obligations shall not exceed $3,500,000 in the case of Seller Note No. 1, $2,500,000 in the case of Seller Note No. 2, $3,000,000 in the case of the RBB Note, $750,000 in the case of the RBB
     Bank Bridge Loan, and $________ in the case of the aforesaid advances to M&EC, less the aggregate amount of all repayments, repurchases or redemptions, whether optional or mandatory in respect thereof, plus interest thereon at the rate provided for in such agreement or instrument as in effect on the date hereof, (ii) Borrower shall not, directly or indirectly, make any payments in respect of the Seller Notes or the RBB Note other than regularly scheduled payments of principal and interest in accordance with the terms of such agreement or instrument as in effect on the date hereof, provided, however, at any time after the date of the Second Amendment, if Borrower maintains Excess Availability of at least $5,000,000 for ten consecutive Business Days, it may on the next Business Day prepay Seller Note No. 2 in full; provided, further, that concurrently upon any such prepayment, all liens and security interests of the New Seller in and to the Seller Collateral shall be terminated pursuant to Form UCC-3 Termination Statements and other release and termination documents satisfactory to Lender; (iii) Borrower shall not, directly or indirectly, (A) amend, modify, alter or change any terms of the Seller Notes or the RBB Note; and (iv) Borrowers shall furnish to Lender all notices, demands or other materials concerning such indebtedness either received by any

     Borrower or on its behalf, promptly after receipt thereof, or sent by a Borrower or on its behalf, concurrently with the sending thereof, as the case may be.

                             *  *  *

      6.(a)  Section  10.1  Events  of  Default  is  amended   by

amending   and  restating  Subsections  (i)  and  (n)  in   their

entireties:

                             *  *  *

           (i)  any default by Borrowers, or any of them,
           or  any  Obligor under any agreement, document
           or instrument relating to any indebtedness for
           borrowed money owing to any person other  than
           Lender,  or any capitalized lease obligations,
           contingent indebtedness in connection with any
           guarantee,  letter  of  credit,  indemnity  or
           similar  type  of instrument in favor  of  any
           person  other than Lender, in any case  in  an
           amount  in  excess of $100,000, which  default
           continues  for  more than the applicable  cure
           period,   if   any,   with  respect   thereto,
           including,  without  limitation,   under   the
           Subordinated   Indebtedness,   the    Sullivan
           Mortgage,  the RBB Note, or the Seller  Notes,
           or   either   of  them,  or  any  default   by
           Borrowers,  or  any of them,  or  any  Obligor
           shall  default  under any  material  contract,
           lease,  license  or  other obligation  to  any
           person   other  than  Lender,  which   default
           continues  for  more than the applicable  cure
           period,   if   any,   with  respect   thereto,
           including, without limitation, under the other
           Transaction   Documents  or  New   Transaction
           Documents;

                             *  *  *

           (n) any party to the Subordination Agreement or the Intercreditor Agreement shall breach any term thereof, or revoke or contest or attempt to revoke or contest any of the terms or conditions thereof.

                             *  *  *

      7. Exhibit  "A",  Information Certificate, to  the  Original

Loan  Agreement is hereby supplemented with respect  to  DSSI  by

Exhibit "A" annexed to this Second Amendment.

      8. Schedule  5.2  to  the  Loan and  Security  Agreement  is

hereby  supplemented  by  Exhibit  "B"  annexed  to  this  Second

Amendment.

   II.  Consent.

   (1)   Subject  to  the  terms and conditions  of  this  Second

Amendment  and  all of the Financing Agreements,  Borrowers  have requested  that  Lender consent, and Lender hereby  consents,  to

(i)  (A)  notwithstanding the provisions of Section 9.10  of  the

Loan  Agreement,  the  acquisition of the  Purchased  Stock,  (B)

notwithstanding  the  provisions  of  Section  9.7  of  the  Loan

Agreement,  to DSSI hereafter becoming a subsidiary of Perma-Fix,

and (C) notwithstanding the provisions of Section 9.7 of the Loan

Agreement, the issuance of  warrants for common stock  of  Perma-

Fix and common stock of Perma-Fix to RBB but solely to the extent set  forth  in  the letter agreement by Perma-Fix  to  RBB  dated

August  29, 2000, and letter agreement by Perma-Fix to RBB issued in connection with the RBB Bank Bridge Loan, but, further, solely to  the extent that no breach occurs under Section 10.1(j) of the

Loan  Agreement,  and  (ii)  notwithstanding  the  provision   of

Sections 9.6 and 9.9 of the Loan Agreement, (A) the incurrence of the respective indebtedness evidenced by the Seller Notes and the

RBB  Note,  in  an  aggregate  principal  amount  not  to  exceed

$3,500,000  in the case of Seller Note No. 1, $2,500,000  in  the case  of Seller Note No. 2 and $3,000,000 in the case of the  RBB

Note,  and in each case as otherwise subject as set forth in  the

Loan  Agreement and/or the Intercreditor Agreement, and  (B)  the

grant  of security interest in favor of the New Seller in and  to certain  assets of DSSI, but only to secure obligations evidenced by Seller Note No. 2 and as otherwise subject as set forth in the

Loan Agreement and/or the Intercreditor Agreement.

   (2)   Borrower  acknowledges and agrees that the consents  set

forth  in  Section II(1) above and all other consents  by  Lender heretofore  given,  including, without  limitation,  the  consent given  pursuant to a letter dated July 25, 2000 with  respect  to the  "RBB Bridge Loan", and the consent to the making of advances by  Perma-Fix to East Tennessee Materials and Energy  Corporation

"M&EC"  as  set forth in a letter from Perma-Fix to Lender  dated

January  25, 2000 (the "M&EC letter") shall be effective  in  the respective specific instance only.  Accordingly, except for  such transactions set forth in the New Transaction Documents  and  the aforesaid  transactions, Lender shall have no obligation  to  (i)

consent  to  any departure from the terms and conditions  of  the

Loan   Agreement  or  any  other  Financing  Agreements   whether

heretofore  or hereafter occurring, or (ii) waive any default  or

Event  of Default occurring under the Loan Agreement or any other

Financing   Agreement   now  existing  or  hereafter   occurring,

including,  without limitation, pursuant to 10.1(j) of  the  Loan

Agreement,  in  either case, whether arising out  of  similar  or dissimilar transactions to the transactions contemplated  in  the

New  Transaction  Documents,  or  otherwise.   Further,  Borrower

acknowledges  and agrees that the consent of Lender contained  in

the   M&EC   Letter   is  limited  to  the  aforesaid   financing

transactions  only  and no consent is intended  or  implied  with respect to the transactions contemplated in the letter of  intent dated June 27, 2000 annexed thereto, or otherwise.

   III.   Joinder   to   Loan  Agreement  and   other   Financing

Agreements.

      1. (a)  DSSI agrees that from and after the date  of  this

Second Amendment, it shall be joined in the Loan Agreement  as  a

"borrower"  with  joint and several liability with  each  of  the other  Borrowers  and, accordingly, all references  to  the  term

"Borrowers"  in the Loan Agreement, the Term Note and  the  other

Financing  Agreements shall have the meaning set  forth  in  this

Second Amendment.

        (b) DSSI  acknowledges that it has received  and  reviewed the  Original Loan Agreement, a copy of which is annexed to  this

Second   Amendment  as  Exhibit  "1",  and  all  other  Financing

Agreements,  and  agrees to be bound by  all  of  the  terms  and conditions  of the Loan Agreement and all of the other  Financing

Agreements  applicable to the "Borrowers."  To this effect,  DSSI

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
acknowledges  and  agrees  that pursuant  to  Section  5  of  the

Agreement,  as  of  the  date of this  Second  Amendment,  it  is granting to the Lender a first priority security interest in  and to  the  Collateral described in the Loan Agreement, whether  now owned  by  it  or  in  which  it has an  interest,  or  hereafter acquired,  created, or arising, subject only to those  liens  and security  interests expressly permitted by the Loan Agreement  or the other Financing Agreements.

        (c) DSSI  acknowledges  and agrees that  by  execution  of this  Second  Amendment, as of the date of this Second  Amendment

and   hereafter,  it  is  and  shall  be  making   all   of   the

representations and warranties of a Borrower, whether in the Loan

Agreement, the other Financing Agreements, or otherwise.  To this effect,  annexed to this Second Amendment are Exhibits "A",  "B",

and  "C",  and  Schedules 8.4, 8.8, 8.9,  8.9,  and  9.10,  which

Exhibits and Schedules are hereby made a part of the sections  of the  Loan Agreement referencing such Exhibits and Schedules.  The

Exhibits and Schedules supplement but do not replace the Exhibits and  Schedules heretofore delivered to Lender in connection  with the Original Loan Agreement.

   IV.  Conditions Precedent.

      1. (a)  Borrowers  acknowledge  and  agree  that   as   a

condition precedent to the effectiveness of the consent of Lender pursuant to Part II of this Second Amendment:

        (b)  all  requisite  corporate action  and  proceedings  in connection  with  the  Loan Agreement  and  the  other  Financing

Agreements shall be satisfactory in form and substance to Lender,

and  Lender shall have received all information and copies of all documents,  including, without limitation, records  of  requisite corporate  action and proceedings which Lender may have requested in connection therewith, such documents where requested by Lender or  its counsel to be certified by appropriate corporate officers or governmental authorities;

        (c) no material adverse change shall have occurred in  the assets,  business  or  prospects of DSSI or the  other  Borrowers since the date of Lender's latest field examination and no change or  event  shall have occurred which would impair the ability  of

Borrowers or any Obligor to perform its obligations hereunder  or under  any  of the other Financing Agreements to which  it  is  a party or of Lender to enforce the Obligations or realize upon the

Collateral;

        (d) Lender  shall  have received, in  form  and  substance satisfactory  to  Lender, all consents, waivers,  acknowledgments and  other  agreements from third persons which Lender  may  deem necessary  or desirable in order to permit, protect  and  perfect its  security  interests in and liens upon the Collateral  or  to effectuate  the provisions or purposes of the Loan Agreement  and the  other  Financing Agreements, including, without  limitation,

acknowledgments  by  lessors,  mortgagees  and  warehousemen   of

Lender's  security interests in the Collateral, waivers  by  such persons of any security interests, liens or other claims by  such persons to the Collateral and agreements permitting Lender access to,  and  the  right to remain on, the premises to  exercise  its rights and remedies and otherwise deal with the Collateral;

        (e) Lender  shall  have received, in  form  and  substance satisfactory to Lender, such opinions of counsel to Borrowers and the  New Seller with respect to the Financing Agreements, the New

Transaction  Documents,  and such other  matters  as  Lender  may request;

        (f) Lender   shall  have  been  named  loss   payee   upon

endorsements  satisfactory to the Lender under  the  policies  of insurance required to be maintained by each Borrower pursuant  to the  Loan  Agreement and all such policies of insurance shall  be reviewed by and be satisfactory to Lender;

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
        (g) the  Intercreditor Agreement and such other  Financing

Agreements  and  all  instruments  and  documents  hereunder  and thereunder  as  Lender may require shall have been duly  executed and  delivered  to Lender, in form and substance satisfactory  to

Lender;

        (h) Lender  shall  have received, in  form  and  substance

satisfactory  to  Lender,  evidence  that  the  New   Transaction

Documents  have been duly executed and delivered by  and  to  the appropriate  parties  thereto and the  transactions  contemplated under  the  terms  of  the New Transaction  Documents  have  been consummated  prior to or contemporaneously with the execution  of

this   Second  Amendment,  including,  without  limitation,   all

approvals,  consents  and the like from any  and  all  applicable regulatory agencies and other governmental units to the  transfer of  ownership  of  DSSI, and proof satisfactory  to  Lender  that

concurrently   upon   the  consummation   of   the   transactions

contemplated in the New Transaction Documents, DSSI will have all licenses, permits, and approvals and orders required by law to be held  by  DSSI  in  respect of its business  as  currently  being conducted;

        (i) Lender  shall  have received, in  form  and  substance satisfactory  to  Lender, the most recently calculated  pro-forma balance  sheet  of  Borrower reflecting the initial  transactions contemplated  hereunder, including, without limitation,  (i)  the consummation of the acquisition of the Purchased Stock by  Perma-

Fix  from  New Seller and the other transactions contemplated  by the  New  Transaction Documents and (ii) the  Loans  provided  by

Lender to Borrowers on the date of this Second Amendment and  the use  of  the  proceeds of the initial Loans as  provided  herein,

accompanied by a certificate, dated of even date herewith, of the chief financial officer of Borrowers, stating that such pro-forma balance  sheet represents the reasonable, good faith  opinion  of such  officer as to the subject matter thereof as of the date  of such certificate; and

        (j) Lender  shall  have received, in  form  and  substance satisfactory to Lender, the agreement of New Seller consenting to the collateral assignment by Borrower or any Obligor to Lender of all  of  Borrower's and such Obligor's rights  and  remedies  and claims  for  damages and other relief under the  New  Transaction

Documents  and  granting Lender such other rights as  Lender  may require, duly authorized, executed and delivered by New Seller.

   V. Other Matters.

      1. Borrowers are paying Lender a closing fee of  $20,000  on or  before the date of this Second Amendment, which fee shall  be deemed to be fully earned by Lender upon execution of this Second

Amendment by Lender and Borrowers.

      2. This  Second Amendment constitutes a part of,  and  shall be construed in connection with, the Original Loan Agreement, and all  terms, covenants, conditions, representations and warranties contained in the Original Loan Agreement (other than as expressly set forth in this Second Amendment) shall remain in full force in effect  and are incorporated herein by reference as if fully  set forth  herein.  In the event of any inconsistencies  between  the provisions  of this Second Amendment and elsewhere  in  the  Loan

Agreement, the provisions of this Second Amendment shall  in  all respects govern and control.

      3. Each  Borrower  certifies to Lender  that  (after  giving

effect   to  this  Second  Amendment)  all  representations   and

warranties of such Borrower contained in the Loan Agreement  are,

true  and correct as of the date of this Second Amendment, except to  the  extent such representations and warranties relate solely to an earlier date.

      4. Each  Borrower  certifies to Lender  that  (after  giving effect  to  this Second Amendment) no Event of Default under  the

Loan Agreement, or event which with the passage of time or the giving of notice, or both, would constitute an event of default under the Loan Agreement, has occurred and is continuing.

      5. (a)   In  no  way  in limitation of  the  provisions  of

Section 9.15 of the Loan Agreement, Borrower will pay all out-of-

pocket  expenses  incurred  by  Lender  in  connection  with  the preparation  of this Second Amendment and of the other  Financing

Agreements,    including,   all   amendments,   supplements    or

modifications  hereafter made to any of the foregoing  after  the

date   of  this  Second  Amendment,  and  the  closing   of   the

transactions contemplated herein and therein, including,  without limitation,  the  reasonable fees and  expenses  of  counsel  for

Lender.   In  addition, Borrowers agree to  pay  all  documentary

stamp  taxes, intangible taxes, filing or recording fees required

in   connection  with  the  borrowings  hereunder  and  creating,

perfecting  and  preserving Lender's  security  interest  in  the

Collateral.

      6. (a)  EACH  BORROWER  HEREBY KNOWINGLY,  VOLUNTARILY  AND

INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY  IN

RESPECT  OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION

WITH THIS SECOND AMENDMENT, THE LOAN AGREEMENT, ALL DOCUMENTS  AT

ANY  TIME  MADE  IN  CONNECTION WITH  THIS  AMENDMENT,  THE  LOAN

AGREEMENT,  OR THE TRANSACTIONS CONTEMPLATED HEREIN  OR  THEREIN.

FURTHER, EACH BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR

AGENT  OF  THE  LENDER NOR THE LENDER'S COUNSEL HAS  REPRESENTED,

EXPRESSLY  OR OTHERWISE, THAT THE LENDER WOULD NOT, IN THE  EVENT

OF  SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY

TRIAL  PROVISION.  FINALLY, EACH BORROWER ACKNOWLEDGES  THAT  THE

LENDER  HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT  BY,  INTER

ALIA, THE PROVISIONS OF THIS PARAGRAPH.

      7. Each  Borrower  agrees that it has no off-sets,  defenses or  counterclaims  to  the  payment of  the  Obligations  or  the performance by it under the Loan Agreement or the other Financing

Agreements.  Further, each Borrower agrees that it has no  claims

of   any  nature  whatsoever  against  the  Lender,  its  parent,

subsidiaries,   affiliates,   divisions,   officers,   directors,

employees,  agents, stockholders, successors, or assigns  arising out  of  or  related  to  the Obligations,  the  other  Financing

Agreements, or otherwise.

     IN  WITNESS  WHEREOF, the parties hereto  have  caused  this

Second  Amendment to be duly executed, sealed and  delivered  the day and year first above written.

                              BORROWERS:

                              PERMA-FIX ENVIRONMENTAL
                              SERVICES, INC., a Delaware corporation


                              By:
                                 ____________________________________
                                 Richard T. Kelecy, Chief
                                 Financial Officer


                              INDUSTRIAL WASTE MANAGEMENT, INC.,
                              a Missouri corporation


                              By:
                                 ____________________________________
                                 Richard T. Kelecy, Chief
                                 Financial Officer

                              SCHREIBER, YONLEY & ASSOCIATES
                              (formerly known as Schreiber, Grana
                              & Yonley, Inc.), a Missouri
                              corporation


                              By:
                                 _____________________________________
                                 Richard T. Kelecy, Chief
                                 Financial Officer

                              PERMA-FIX TREATMENT SERVICES, INC.,
                              an Oklahoma corporation


                              By:
                                 ______________________________________
                                 Richard T. Kelecy, Chief
                                 Financial Officer

                              PERMA-FIX, INC., an Oklahoma
                              corporation


                              By:
                                 _____________________________________
                                 Richard T. Kelecy, Chief
                                 Financial Officer


                              MINTECH, INC., an Oklahoma
                              corporation


                              By:
                                 ____________________________________
                                 Richard T. Kelecy, Chief
                                 Financial Officer


                              RECLAMATION SYSTEMS, INC., an
                              Oklahoma corporation


                              By:
                                 _____________________________________
                                 Richard T. Kelecy, Chief
                                 Financial Officer


                              PERMA-FIX OF NEW MEXICO, INC.,
                              a New Mexico corporation


                              By:
                                 ___________________________________
                                 Richard T. Kelecy, Chief
                                 Financial Officer

                              PERMA-FIX OF FLORIDA, INC.,
                              a Florida corporation


                              By:
                                 ____________________________________
                                 Richard T. Kelecy, Chief
                                 Financial Officer


                              PERMA-FIX OF MEMPHIS, INC.,
                              a Tennessee corporation


                              By:
                                 ____________________________________
                                 Richard T. Kelecy, Chief
                                 Financial Officer

                              PERMA-FIX OF DAYTON, INC.,
                              an Ohio corporation


                              By:
                                 _____________________________________
                                 Richard T. Kelecy, Chief
                                 Financial Officer


                              PERMA FIX OF FT. LAUDERDALE, INC.,
                              a Florida corporation


                              By:
                                 _____________________________________
                                 Richard T. Kelecy, Chief
                                 Financial Officer

                              PERMA FIX OF MICHIGAN, INC., a
                              Michigan corporation


                              By:
                                 ____________________________________
                                 Richard T. Kelecy, Chief
                                 Financial Officer


                              CHEMICAL CONSERVATION OF GEORGIA,
                              INC., a Georgia corporation


                              By:____________________________________
                                 Richard T. Kelecy, Chief
                                 Financial Officer

                              CHEMICAL CONSERVATION CORPORATION,
                              INC., a Florida corporation


                              By:
                                 ____________________________________
                                 Richard T. Kelecy, Chief
                                 Financial Officer


                              DIVERSIFIED SCIENTIFIC SERVICES,
                              INC., a Tennessee corporation


                              By:
                                 ____________________________________
                                 Richard T. Kelecy, Chief
                                 Financial Officer


                              LENDER:

                              CONGRESS FINANCIAL CORPORATION
                              (FLORIDA)

                              By:
                                 ___________________________________
                              Name:
                                  __________________________________
                              Title:
                                   _________________________________








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